Exhibit 99.1

News Release
CORPORATION
7140 Office Circle
P.O. Box 15600
Evansville, IN 47716

Investor Relations Contact:	Chad Monroe
Phone:	(812) 962-5041

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Third Quarter Results for 2010

•        Sales increase 42 percent versus prior year quarter

•        Adjusted EBITDA increases $9.3 million versus prior year quarter

•        Generated free cash flow of $3.2 million

EVANSVILLE, Ind. — Nov. 4, 2010 — Accuride Corporation (OTCBB:  ACUZ), a leading manufacturer and supplier of commercial vehicle components, today announced its financial results for the third quarter ended September 30, 2010.

Net sales in the third quarter of 2010 were $205.7 million compared with $145.2 million in the prior year, an increase of 41.7 percent.  The Company reported third quarter net income of $30.9 million in 2010 compared to a net loss of $33.3 million in 2009.  Current period net income included a pre-tax mark-to-market gain of $36.8 million to the Company’s convertible notes.  Adjusted EBITDA in the quarter was $20.5 million compared to $11.2 million in the prior year.  Cash and cash equivalents was $51.4 million at quarter end.  Free cash flow was $3.2 million for the quarter.

Industry Overview

Although still weak compared to average cycle levels, the three major segments Accuride supplies (North America Class 5-8 vehicles, U.S. Trailers, and the related aftermarket channels) have continued to improve year-over-year.  Class 8 production rose approximately 35 percent year-over-year whereas Class 5-7 and U.S. Trailer rose 31 percent and 70 percent, respectively.

OEMs ramped up production in the third quarter in line with increasing net orders within each segment.  The continued growth in manufacturing activity has caused capacity to tighten within the trucking industry, which is leading to higher freight rates.  As freight rates increase, fleets are beginning to regain their financial health, which allows them to begin replacing older equipment.  As a result, backlogs continue to increase and stabilize.  OEMs remain optimistic about order activity as peak ordering season arrives in the fourth quarter.

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Although gains have been modest, the economy continues to show improvement.  Key trucking indicators that continue to show positive growth include:

•                  Diesel fuel consumption, measured by the Ceridian-UCLA Pulse of Commerce Index (PCI) increased 6 percent year-over-year in September which indicates increasing trucking activity and utilization.

•                  The Institute for Supply Management (ISM) Index continued to expand for the 15th consecutive month with a reading of 56.9 for October.

While the economy is beginning to recover and commercial vehicle indicators continue to be positive, industry experts differ on their outlook for next year. Current 2011 forecasts for Class 8 vary widely and Class 5-7, which is heavily influenced by residential construction, is expected to remain depressed.  The conservative end of these forecasts are lower than they were at the beginning of this year, especially in Class 5-7, but still represent a significant improvement over the current 2010 projections.

Overall, however, the future of the commercial vehicle industry remains bright.  Freight tonnage is forecasted to steadily increase throughout the next several years, which will continue to translate into increased demand for trucks and trailers going forward.

Fresh-Start Reporting

Upon our emergence from Chapter 11 bankruptcy proceedings on February 26, 2010, we adopted fresh-start accounting in accordance with the provisions of ASC 852 Reorganizations (ASC 852), pursuant to which the midpoint of the range of our reorganization value was allocated to our assets and liabilities in conformity with the procedures specified by ASC 805, “Business Combinations”.

The results for the seven-month period ended September 30, 2010, (references to the Company for such period, the “Successor”) and the results for the two-month period ended February 26, 2010, (references to the Company for such periods, the “Predecessor”) are presented separately.  This presentation is required by GAAP, as the Successor is considered to be a new entity for financial reporting purposes, and the results of the Successor reflect the application of fresh-start reporting.  Accordingly, the Company’s financial statements after February 26, 2010, are not comparable to its financial statements for any period prior to its emergence from Chapter 11.  For illustrative purposes in this earnings release, the Company has combined the Successor and Predecessor results to derive combined results for the nine-month period ended September 30, 2010.  However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start reporting, including asset valuation adjustments, liability adjustments and recognition of cancellation of indebtedness income, the results of operations for the Successor are not comparable to those of the Predecessor.  The financial information accompanying this earnings release provides the Successor and Predecessor GAAP results for the applicable periods, along with the combined results described above.

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Three Months Operating Results

	Successor		Predecessor
	Three Months Ended September 30,
	2010		2009
Net sales:
Wheels	$78,444	38.1%	$63,504	43.7%
Components	107,385	52.2%	75,412	51.9%
Other	19,861	9.7%	6,293	4.4%
Total net sales	205,690	100.0%	145,209	100.0%

Gross profit	21,304	10.4%	1,874	1.3%

Income (loss) from operations	6,450	3.1%	(20,498)	(14.1)%

Net income (loss)	$30,851	15.0%	$(33,329)	(23.0)%

Net sales for the third quarter of 2010 were $205.7 million compared to net sales of $145.2 million in the third quarter of 2009, an increase of 41.7 percent.  Sales increased in the Wheels and Components segments by 23.5 percent and 42.4 percent, respectively.

In 2010, third quarter gross profit increased to $21.3 million, or 10.4 percent of net sales, from a gross profit of $1.9 million in the third quarter of 2009.  Gross profit improved compared to the prior year due to the contribution from increased net sales, better capacity utilization with higher sales volumes and improvements in operating efficiencies.

Nine Months Operating Results

	Nine Months Ended September 30,
	2010 (Combined)		2009
Net sales:
Wheels	$210,649	37.0%	$174,609	41.2%
Components	307,598	53.9%	222,535	52.5%
Other	52,055	9.1%	26,847	6.3%
Total net sales	570,302	100.0%	423,991	100.0%

Gross profit (loss)	47,205	8.3%	(7,107)	(1.7)%

Income (loss) from operations	155	0.0%	(54,193)	(12.8)%

Net income (loss)	$35,135	6.2%	$(100,455)	(23.7)%

Combined net sales for the nine months ended September 30, 2010, were $570.3 million, which was an increase of 34.5 percent, compared to net sales of $424.0 million for the nine months ended September 30, 2009.  Sales increased in the Wheels and Components segments by 20.6 percent and 38.2 percent, respectively.

Gross profit increased $54.3 million to $47.2 million for the nine months ended September 30, 2010, due to the contribution from increased net sales, better capacity utilization with higher sales volumes and improvements in operating efficiencies.

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Liquidity & Debt

Adjusted EBITDA was $20.5 million for the third quarter of 2010, compared to $11.2 million for the same period in 2009.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.  As of September 30, 2010, the Company had cash of $51.4 million and total debt of $595.3 million including a $310.0 million senior secured note and $145.3 million of convertible notes with a market valuation of $285.3 million.  In the third quarter of 2010, the Company had cash from operations of $6.6 million and capital spending of $3.4 million resulting in free cash flow of $3.2 million.

Company Outlook

“I am extremely pleased with our third quarter results.  Despite the challenges of a depressed economy and industry, we continue to make progress on our goals and objectives at Accuride,” said Bill Lasky, the Company’s President, CEO, and Chairman of the Board.  “Costs have been removed, facilities and processes have been streamlined, customer relationships are strong, and we are now a financially healthy company — one that is positioned for the upturn in the North American industry and one well positioned to capture a greater percentage of the global market. We continue to be cautiously optimistic about the timing of the industry upturn.  We expect 2010 Class 8 production levels to be in the range of 140,000 to 145,000 units and our Adjusted EBITDA to be in the range of $65 to $70 million.”

The Company will conduct a conference call to review its third quarter results on November 4, 2010, at 10 a.m. Central Time.  The phone number to access the conference call is (866) 804-6920 in the United States, or (857) 350-1666 internationally, access code 76716793.  The conference call will be accompanied by a slide presentation, which can be accessed through the investor relations section of the Company’s web site.  A replay will be available beginning November 4, 2010, at 4 p.m. Central Time, continuing to November 11, 2010, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 18787173.  The financial results for the three-month period ended September 30, 2010, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride®, Gunite®, ImperialTM, Bostrom®, FabcoTM, BrillionTM, and Highway Original®.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs and intentions with respect to future results.  Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements.  Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Successor	Predecessor
	Three Months Ended September 30,	Three Months Ended September 30,
(In thousands except per share data)	2010	2009

NET SALES	$205,690	$145,209
COST OF GOODS SOLD	184,386	143,335
GROSS PROFIT	21,304	1,874
OPERATING EXPENSES:
Selling, general and administrative	14,854	22,372
INCOME (LOSS) FROM OPERATIONS	6,450	(20,498)
OTHER INCOME (EXPENSE):
Interest income	65	254
Interest expense	(10,787)	(18,385)
Unrealized gain on mark to market valuation of convertible debt	36,827	—
Other income, net	2,647	3,231
INCOME (LOSS) BEFORE INCOME TAXES	35,202	(35,398)
INCOME TAX PROVISION (BENEFIT)	4,351	(2,069)
NET INCOME (LOSS)	$30,851	$(33,329)

	Successor	Predecessor
	Period from February 26 to September 30,	Period from January 1 to February 26,	Nine Months Ended September 30,
(In thousands except per share data)	2010	2010	2009

NET SALES	$466,243	$104,059	$423,991
COST OF GOODS SOLD	423,520	99,577	431,098
GROSS PROFIT (LOSS)	42,723	4,482	(7,107)
OPERATING EXPENSES:
Selling, general and administrative	39,455	7,595	47,086
INCOME (LOSS) FROM OPERATIONS	3,268	(3,113)	(54,193)
OTHER INCOME (EXPENSE):
Interest income	132	54	717
Interest expense	(24,584)	(7,550)	(47,742)
Loss on extinguishment of debt	—	—	(5,389)
Unrealized gain on mark to market valuation of convertible debt	5,623	—	—
Other income, net	4,588	566	5,585
LOSS BEFORE REORGANIZATION ITEMS AND INCOME TAXES	(10,973)	(10,043)	(101,022)
Reorganization items	—	(59,311)	—
INCOME (LOSS) BEFORE INCOME TAXES	(10,973)	49,268	(101,022)
INCOME TAX PROVISION (BENEFIT)	4,694	(1,534)	(567)
NET INCOME (LOSS)	$(15,667)	$50,802	$(100,455)

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ACCURIDE CORPORATION

CONSOLIDATED ADJUSTED EBITDA

(UNAUDITED)

	Successor	Predecessor
	Three Months Ended September 30,
(In thousands)	2010	2009

Net income (loss)	$30,851	$(33,329)
Income tax expense (benefit)	4,351	(2,069)
Interest expense, net	10,722	18,131
Depreciation and amortization	12,307	13,524
Restructuring, severance and other charges(1)	1,086	17,936
Other items related to our credit agreement(2)	(38,772)	(3,039)
Adjusted EBITDA	$20,545	$11,154

Note:

(1)          For the three months ended September 30, 2010, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $1.1 million in costs associated with restructuring and reorganization items.  For the three months ended September 30, 2009, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $17.9 million in costs associated with restructuring and reorganization items.

(2)          Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended September 30, 2010, items related to our credit agreement consisted of foreign currency income and other net income of $38.8 million.  For the three months ended September 30, 2009, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $3.0 million.

	Historical Results
	Combined	Successor	Predecessor
	Nine Months Ended September 30,	Period from February 26 to September 30,	Period from January 1 to February 26,	Nine Months Ended September 30,
(In thousands)	2010	2010	2010	2009

Net income (loss)	$35,135	$(15,667)	$50,802	$(100,455)
Income tax expense (benefit)	3,160	4,694	(1,534)	(567)
Interest expense, net	31,948	24,452	7,496	52,414
Depreciation and amortization	38,260	30,728	7,532	38,270
Restructuring, severance and other charges(1)	(47,636)	11,456	(59,092)	28,521
Other items related to our credit agreement(2)	(9,750)	(9,229)	(521)	(5,123)
Adjusted EBITDA	$51,117	$46,434	$4,683	$13,060

Note:

(1)          For the nine months ended September 30, 2010, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, less $47.6 million in benefits associated with restructuring and reorganization items.  For the nine months ended September 30, 2009, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $28.5 million in costs associated with restructuring and reorganization items.

(2)          Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the nine months ended September 30, 2010, items related to our credit agreement consisted of foreign currency income and other net income of $9.8 million.  For the nine months ended September 30, 2009, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $5.1 million.

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We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”).  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

ACCURIDE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	Successor	Predecessor
(In thousands)	September 30, 2010	December 31, 2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$51,364	$56,521
Customer and other receivables	103,198	66,301
Inventories, net	64,693	50,742
Other current assets	7,801	25,573
Total current assets	227,056	199,137
PROPERTY, PLANT AND EQUIPMENT, net	256,980	229,527
OTHER ASSETS:
Goodwill and other assets	390,608	243,006
TOTAL	$874,644	$671,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$58,699	$31,277
Debt	—	397,472
Other current liabilities	51,456	45,536
Total current liabilities	110,155	474,285
LONG-TERM DEBT	595,269	—
LIABILITIES SUBJECT TO COMPROMISE	—	302,114
OTHER LIABILITIES	134,913	123,537
STOCKHOLDERS’ EQUITY (DEFICIENCY):
Total stockholders’ equity (deficiency)	34,307	(228,266)
TOTAL	$874,644	$671,670

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